UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 17, 2013, we entered into a real property lease with The Campus Carlsbad, LLC, a Delaware limited liability company, with respect to the lease of approximately 45,000 square feet of office space located at 5966 La Place Court, Suite 100 in Carlsbad, California. The lease has a term of five years and six months, commencing on the later of March 27, 2014 or the date five (5) days following substantial completion of certain tenant improvements. The base annual monthly rent under the lease is $56,000, increasing to $65,000 at the end of the lease term. We expect to relocate our current operations in Carlsbad, California to the new facility beginning in the second quarter of 2014.

The foregoing summary of the lease does not purport to be complete and is qualified in its entirety by reference to the lease, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2013

MAXLINEAR, INC.

(Registrant)

By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer